Exhibit 32.2

CFO CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Emclaire Financial Corp. (the Corporation) on Form 10-Q for the period ending June 30, 2009 as filed with the Securities and Exchange Commission on the date here (the Report), I, Amanda L. Engles, Treasurer and Principal Accounting Officer of the Corporation, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and result of operations of the Corporation.

/s/ Amanda L. Engles
Amanda L. Engles
Treasurer and Principal Accounting Officer

August 14, 2009